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SemGroup and KKR Form Canadian Joint Venture and
Acquire Meritage Midstream ULC

•	SemGroup to own 51% and KKR to own 49% of the new company, SemCAMS Midstream ULC; SemGroup’s contribution of SemCAMS’ shares and assets to SemCAMS Midstream valued at C$1.15 billion (US$860 million)

•	Cash proceeds received from the formation of joint venture will deleverage and strengthen SemGroup’s capital position

•	Acquisition of Meritage Midstream for C$600 million (US$449 million) expands and diversifies SemCAMS’ portfolio, accelerating growth plan for Canada

•	Complementary asset locations significantly expand SemCAMS presence in a top-tier Montney production region

•	Partnership with industry-leading investor KKR provides strategic and financial benefits

Calgary, Alberta – January 10, 2019 – SemGroup® Corporation (NYSE: SEMG) and KKR today announced they have formed a joint venture to create a Canadian midstream infrastructure platform, SemCAMS Midstream ULC (“SemCAMS Midstream”). The companies also announced that SemCAMS Midstream has entered into a definitive agreement to acquire Meritage Midstream ULC and its midstream infrastructure assets for C$600 million (US$449 million).

Under the terms of the joint venture, SemGroup will contribute the shares and assets of its Canadian subsidiary, SemCAMS, valued at C$1.15 billion (US$860 million), in exchange for C$615 million (US$460 million) cash proceeds and 51% common equity ownership in SemCAMS Midstream. KKR will contribute C$515 million (US$385 million) of cash in exchange for 49% of the common equity ownership. KKR will also contribute C$300 million (US$224 million) to acquire perpetual preferred equity. In addition, the joint venture will enter into a C$800 million (US$598 million) underwritten bank credit facility.

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The transactions create a well-capitalized Canadian growth platform and expand SemGroup’s Montney footprint while deleveraging and strengthening its capital position. The joint venture positions SemCAMS Midstream for future growth opportunities.

Carlin G. Conner, Chief Executive Officer of SemGroup, said, “This transaction captures an attractive valuation for our SemCAMS business and accelerates our Canadian strategy in one of North America's premier energy basins. The acquisition of Meritage enables SemCAMS Midstream to expand and optimize its portfolio of assets, broaden its service offerings and create a more attractive Canadian growth platform. In addition, it delivers on our commitment to strengthen our balance sheet. We are pleased to partner with KKR, an industry-leading investor with extensive experience in the energy sector.”

Brandon Freiman, Member and Head of North American Infrastructure at KKR, said, “We have been an active investor in the Canadian energy space for the last decade and are big believers in the Montney as a growing, low-cost natural gas play that is relevant on a global scale. The combination of the highly complementary SemCAMS and Meritage businesses creates a leading midstream platform in the core of the Alberta Montney that is well-positioned to serve its growing infrastructure needs. We are thrilled to be partnering with SemGroup and the SemCAMS management team to build a nimble, well capitalized, customer-focused midstream business together in Western Canada in the coming years.”

Dave Gosse, President of SemCAMS Midstream, added, “Combining the SemCAMS and Meritage portfolios will diversify our customer base and broaden our service offerings to include oil batteries and liquids processing, while considerably expanding our gas processing capacity. Our contiguous asset mix, geographic proximity and operational leverage will allow us to optimize our system while creating increased reliability. This acquisition complements our competitive advantages, including our unique, flexible assets that now include additional infrastructure in a top quartile producing basin. Partnering with KKR will further enhance our ability to execute on our growth strategy and our focus on being the midstream provider of choice for area producers.”

SemCAMS Midstream – A High Growth Canadian Midstream Platform
Upon close of the transaction, SemCAMS Midstream will acquire Meritage Midstream ULC, an operating portfolio of approximately 195 MMcf/d of natural gas processing capacity, 101 miles of gas gathering pipelines, 38 miles of oil gathering pipelines and 18 miles of emulsion and gas lift pipelines (Patterson Creek facilities) in the liquids-rich Montney play. Additionally, a 200 MMcf/d gas processing

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expansion is currently under construction and expected to be in service by third quarter 2019.
Development at Meritage is underpinned by a combination of area dedications and contracted minimum volume commitments with industry-leading producers. In addition, active drilling continues across these plays and there is a significant inventory of drilled, but uncompleted (DUC) wells, which supports our near-term growth expectations.

SemCAMS Midstream will own approximately 900 MMcf/d of natural gas processing capacity between the existing SemCAMS and Meritage facilities. The Wapiti Plant is ahead of schedule and is currently being commissioned to be online by the end of January 2019. The Smoke Lake Plant and Pipestone Pipeline are on track for completion later this year. Total natural gas processing operational capacity will increase to approximately 1.3 Bcf/d following completion of the SemCAMS and Meritage projects under construction. Potential growth projects include the proposed 280 MMcf/d Pipestone sour gas plant, 100,000 bbl/d Montney-to-Market liquids pipeline and potential expansions at the Patterson Creek facility. SemCAMS Midstream continues to evaluate other greenfield and brownfield development opportunities.

SemCAMS Midstream Governance
The business and affairs of SemCAMS Midstream will be managed by a Board of Directors composed of seven board members, four nominated by SemGroup and three nominated by KKR, with SemGroup appointing the Chair. SemCAMS Midstream will be headquartered in Calgary and the management team will be led by SemCAMS’ Dave Gosse as President.

Financing & Closing
The Meritage transaction will be financed with a combination of funds from KKR Global Infrastructure Investors III and a fully-underwritten SemCAMS Midstream credit facility. KKR Global Infrastructure Investors III and its affiliated investment vehicles will contribute C$815 million (US$609 million) of cash, of which C$300 million (US$224 million) will be used to acquire perpetual preferred shares of SemCAMS Midstream, which will pay quarterly dividends at an annual rate of 8.75%.

SemCAMS Midstream’s underwritten credit facility commitment is being provided by a syndicate of banks led by TD Securities, CIBC Capital Markets, BMO Capital Markets, and includes a C$350 million (US$262 million) senior secured amortizing term loan facility and C$450 million (US$336 million) senior secured revolving credit facility. These facilities will be used to fund a portion of the Meritage

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acquisition, future growth projects and ongoing working capital requirements. SemCAMS Midstream is targeting leverage of 3.0x to 3.5x.

The transaction is expected to close in the first quarter of 2019 and is subject to customary regulatory approvals and closing conditions.

KKR
KKR has extensive experience with similar midstream investments, including investing in approximately $1 billion of equity over the last three years to build out gathering and processing infrastructure in the Montney through Veresen Midstream.  Other KKR midstream investments include a sale-leaseback of strategic offshore oil and gas infrastructure assets with Pemex in the Gulf of Mexico; a midstream joint venture with El Paso Corporation in the Uinta, Marcellus, and Eagle Ford basins; a recent partnership with Williams to acquire $1.2 billion of midstream assets in the Colorado DJ basin, and a 23% interest in the Colonial Pipeline Company, the largest refined products pipeline in North America. KKR also has deep experience in upstream oil and gas investing in Canada and in the U.S. Prior upstream investments include Westbrick Energy, Hilcorp Resources and East Resources.

Advisors
CIBC Capital Markets acted as the financial advisor to SemGroup, Evercore acted as financial advisor to SemGroup’s Board of Directors and TD Securities acted as the financial advisor to KKR with respect to this transaction. RBC Capital Markets acted as financial advisor to Meritage and Riverstone. Gibson, Dunn & Crutcher LLP and Osler, Hoskin & Harcourt LLP acted as legal advisors to SemGroup. Torys LLP and Simpson Thacher & Bartlett acted as legal advisors to KKR. Dentons Canada LLP and Vinson & Elkins LLP acted as legal advisors to Meritage and Riverstone.
Conference Call
SemGroup will host a conference call for investors at 8:30 a.m. Eastern, January 10, 2019. The call can be accessed live over the telephone by dialing 1-855-239-1101, or for international callers, 1-412-542-4117. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup's Investor Relations website at www.semgroup.com. A replay of the webcast will be available following the call.
Supplemental Slide Presentation
A slide presentation supplementing this press release is posted on SemGroup’s Investor Relations website under presentations at www.semgroup.com.

About SemCAMS
SemCAMS ULC, a subsidiary of SemGroup® Corporation (NYSE: SEMG), is a gathering and processing business which provides midstream solutions for natural gas producers in Western Canada. SemCAMS is one of Alberta’s largest licensed sour gas processors with Duvernay and Montney facilities located near Whitecourt and Fox Creek, and two plants under construction in the Smoke Lake area and the Wapiti area south of Grand Prairie. The company also operates sweet gas processing facilities in this region. SemCAMS is based in Calgary, Alberta, Canada.

About SemGroup
SemGroup® Corporation (NYSE: SEMG) moves energy across North America through a network of pipelines, processing plants, refinery-connected storage facilities and deep-water marine terminals with import and export capabilities. SemGroup serves as a versatile connection between upstream oil and gas producers and downstream refiners and end users. Key areas of operation and growth include

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western Canada, the Mid-Continent and the Gulf Coast. SemGroup is committed to safe, environmentally sound operations. Headquartered in Tulsa, Okla., the company has additional offices in Calgary, Alberta; Denver, Colo.; and Houston, Texas. SemGroup uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on SemGroup’s Investor Relations website at www.semgroup.com, SemGroup’s Twitter account and LinkedIn account.

About KKR
KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR's investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include the possibility that the conditions to the closing of the pending transactions described herein (the Transactions), including the conditions related to obtaining regulatory approvals, may not be satisfied in a timely manner or at all, that if such conditions are not satisfied, they may not be waived, and that the Transactions may not be completed on the terms currently contemplated or at all; the failure to realize the anticipated benefits of the Transactions, assuming they are completed; and the risk factors discussed from time to time in each of SemGroup’s documents and reports filed with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

SemGroup Investor Relations:
Alisa Perkins
918-524-8081
investor.relations@semgroupcorp.com

SemGroup Media:
Tom Droege

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918-524-8560
tdroege@semgroup.com

KKR:
Kristi Huller
212-750-8300
media@kkr.com